EXHIBIT 35.1
                  SERVICER COMPLIANCE STATEMENT (ITEM 1123)
                        RESIDENTIAL FUNDING COMPANY, LLC
             RALI SERIES 2006-QO10 TRUST (THE "ISSUING ENTITY")

The undersigned, a duly authorized officer of Residential Funding Company, LLC, as servicer (the "Servicer") pursuant to the Series Supplement, dated as of December 1, 2006, and the Standard Terms of Pooling and Servicing Agreement, dated as of December 1, 2006 (as amended from time to time, the "Agreement"), among Residential Accredit Loans, Inc., as company, Residential Funding Company, LLC, as master servicer, and Deutsche Bank Trust Company Americas, as trustee, does hereby certify that:

1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the Agreement has been made under my supervision.

2. To the
best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of March 2007.

By:   /s/ Anthony N. Renzi
      ------------------------
      Name:  Anthony N. Renzi
      Title:   Managing Director